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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 333-77739 on Form S-8 of Kilroy Realty Corporation, Amendment No. 1 to Registration Statement No. 333-45097 of Kilroy Realty Corporation on Form S-3, and Registration Statement No. 333-43227 of Kilroy Realty Corporation on Form S-8 of our report dated March 10, 1999, appearing in this Annual Report on Form 10-K/A of Kilroy Realty Corporation for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Los Angeles, California
August 9, 1999